As filed with the Securities and Exchange Commission on May 17, 2010

Registration No. 333-162308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane

Herndon, Virginia 20171

(703) 734-8606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Schwiesow

Senior Vice President, General

Counsel and Secretary

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, Virginia 20171

(703) 734-8606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vasiliki B. Tsaganos

Fried, Frank, Harris, Shriver & Jacobson LLP

1001 Pennsylvania Avenue, NW, Suite 800

Washington, DC 20004

(202) 639-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share (3)
Preferred Stock, par value $0.01 per share (4)
Senior Debt Securities and Subordinated Debt Securities (collectively, “Debt Securities”) (5)
Warrants (6)
Subscription Rights (7)
Total			$200,000,000(2)	$11,160(8)(9)

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000, unless the Registrant files an additional registration statement in accordance with Rule 462(b) under the Securities Act.
(3)	Subject to note (2), there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by Deltek, Inc. There is also being registered hereunder an indeterminate number of shares of Common Stock that may be issued upon conversion, as applicable, of Preferred Stock or Debt Securities registered hereunder or upon exercise of Warrants or Subscription Rights registered hereunder, as the case may be.
(4)	Subject to note (2), there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by Deltek, Inc. or as may be issued upon conversion of Debt Securities registered hereunder or upon the exercise of Warrants or Subscription Rights hereunder, as the case may be.
(5)	Subject to note (2), there are being registered hereunder an indeterminate number of Debt Securities as may be sold from time to time by Deltek, Inc.
(6)	Subject to note (2), there are being registered hereunder an indeterminate number of Warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (as shall be designated by the registrant at the time of any such offering) registered hereunder.
(7)	Subject to note (2), there are being registered hereunder an indeterminate number of Subscription Rights as may be sold from time to time by Deltek, Inc. representing rights to purchase Common Stock, Preferred Stock or Debt Securities (as shall be designated by the registrant at the time of any such offering) registered hereunder.
(8)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(9)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-162308) of Deltek, Inc. is being filed solely to file the exhibit indicated in “Part II—Index to Exhibits.” Other than the addition of the exhibit and corresponding changes to the exhibit index and signature page, the remainder of the Form S-3 is unchanged.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee and FINRA filing fee, all fees and expenses set forth below are estimates.

SEC registration fee	$11,160
FINRA filing fee	$20,500
Accounting fees and expenses	$35,000
Legal fees and expenses	$75,000
Trustee fees	$6,000
Printing and engraving expenses	$18,500
Miscellaneous expenses	$5,000

Total	$171,160

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. Our certificate of incorporation and amended and restated bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article VI of our certificate of incorporation eliminates the personal liability of a director to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

The above discussion of Section 145 of the Delaware General Corporation Law and of our certificate of incorporation and amended and restated bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and our amended and restated bylaws.

As permitted by Section 145 of the Delaware General Corporation Law, we carry primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under the policies, the insurer, on our behalf, may also pay amounts for which we granted indemnification to our directors and officers.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index page hereof, which is incorporated by reference into this Item 16.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Herndon, Virginia, on this 17th day of May, 2010.

DELTEK, INC.

By:	/S/ KEVIN T. PARKER
Kevin T. Parker
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/S/ KEVIN T. PARKER Kevin T. Parker	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 17, 2010

/s/ MICHAEL P. CORKERY Michael P. Corkery	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 17, 2010

/s/ MICHAEL L. KRONE Michael L. Krone	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	May 17, 2010

* Nanci E. Caldwell	Nanci E. Caldwell (Director)	May 17, 2010

* Kathleen deLaski	Kathleen deLaski (Director)	May 17, 2010

* Joseph M. Kampf	Joseph M. Kampf (Director)	May 17, 2010

* Steven B. Klinsky	Steven B. Klinsky (Director)	May 17, 2010

* Thomas M. Manley	Thomas Manley (Director)	May 17, 2010

* Albert A. Notini	Albert A. Notini (Director)	May 17, 2010

* Janet R. Perna	Janet R. Perna (Director)	May 17, 2010

* Alok Singh	Alok Singh (Director)	May 17, 2010

*By:	/s/ DAVID SCHWIESOW
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title

1.1**	Form of Underwriting Agreement for Common Stock, Preferred Stock, Debt Securities, Warrants and/or Subscription Rights.

3.1	Certificate of Incorporation of Deltek, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on May 8, 2007 and incorporated by reference herein).

3.2	Amended and Restated Bylaws of Deltek, Inc. (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated by reference herein).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-142737) filed on May 8, 2007 and incorporated by reference herein).

4.2**	Preferred Stock Certificate of Designation.

4.3†	Form of Senior Debt Securities Indenture.

4.4†	Form of Subordinated Debt Securities Indenture.

4.5**	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).

4.6**	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).

4.7**	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.8**	Form of Senior Note.

4.9**	Form of Subordinated Note.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the shares of common stock, preferred stock, debt securities, warrants and subscription rights to be sold by the Company.

12.1†	Computation of Ratio of Earnings to Fixed Charges.

23.1†	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included in signature page).

25.1†	Form T-1 Statement of Eligibility for the Senior Debt Securities Indenture.

25.2†	Form T-1 Statement of Eligibility for the Subordinated Debt Securities Indenture.

*	Filed herewith.
†	Previously filed.
**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Current Report on Form 8-K, and incorporated herein by reference if necessary or required by the transaction.